Exhibit 99.1

International Commercial Television, Inc. Reports Third Quarter 2013 Financial Results

Conference Call Begins Today at 4:30 p.m. Eastern Time

Wayne, PA -- (GLOBE NEWSWIRE) – via PRWEB – November 13, 2013 – International Commercial Television, Inc. (ICTL), (or “ICTV”), a direct response marketing and branding company focused on the health and beauty sector, today reported financial results for the three and nine months ended September 30, 2013.

Third Quarter 2013 Highlights:

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Revenues of $8.3 million, up 32% from a year earlier

•

Gross margins of 74.1%, up from 69.7% a year earlier

•

Net income of $0.1 million versus a ($0.2) million loss a year earlier

•

3rd consecutive profitable quarter

•

Strengthened balance sheet with a current working capital ratio of 2.35X, up from 1.1X at the end of 2012

•

Improved shareholders’ equity to approximately $2.0 million, up from a negative $0.4 million at the end of 2012

•

Continued roll-out and expansion of DermaVital® continuity line

•

Solidifying future projects pipeline to build upon DermaWandTM success

Revenues for the three and nine months ended September 30, 2013 were approximately $8.3 million and $31.2 million, increases of 32% and 144% when compared with revenues of approximately $6.3 million and $12.8 million for the same periods in 2012.   The increase in revenue is primarily due to the continued success of our DermawandTM infomercial.  As the Company continues to build the DermawandTM brand and exposure, media related expenditures increased to approximately $2.8 million and $9.5 million for the three and nine months ended September 30, 2013, compared to approximately $2.4 million and $4.3 million for the three and nine months ended September 30, 2012.

Net income for the three and nine months ended September 30, 2013 was approximately $101,000 and $1.9 million compared to a net loss of approximately $217,000 and $126,000 for the same periods in 2012.  Contributing to the increase was the growth in continuity sales generated from the monthly shipments of the Company’s DermaVital® skincare products.  Sales from DermaVital® for the three and nine months ended September 30, 2013 were approximately $1.1 million and $3.2 million as compared to approximately $381,000 and $752,000 during the three and nine months ended September 30, 2012.  Since the majority of these sales occur after the expense of acquiring the customer has already occurred (i.e. media expenses, telemarketing expenses, etc.) as well as with lower materials costs, the profit margin on these particular sales is high, compared to the initial DRTV sale that results directly from the running of an infomercial.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was approximately $184,000 and $2.4 million for the three and nine months ended September 30, 2013 as compared with approximately $244,000 and $576,000 for same periods in 2012.  Basic earnings per share three and nine months ended September 30, 2013 was $0.00 and $0.09, up from a loss per share of ($0.01) for the same periods in 2012.

As of September 30, 2013, the Company had $903,000 in cash (including cash held in escrow), compared to $908,000 at December 31, 2012.  We generated positive cash flows from operations of approximately $76,000 in the nine months ended September 30, 2013.  As of September 30, 2013, the Company had a working capital of approximately $2,756,000, compared to approximately $336,000 at December 31, 2012.

Richard Ransom, President and Chief Financial Officer, stated, “I am pleased to be reporting ICTV’s third consecutive profitable quarter.  Through the first nine months of 2013, the Company has already surpassed revenue and earnings for all of 2012.  In addition, our working capital is the highest it’s been in the last several years.  We are excited about the impact of our new products under development and are confident the strong momentum over the past nine months will continue.”

Conference Call

ICTV will hold a conference call to discuss the Company’s third quarter 2013 results and answer questions today, November 13, 2013, beginning at 4:30 p.m. Eastern time.  The call will be open to the public and will have a corporate update presented by ICTV's Chairman and Chief Executive Officer, Kelvin Claney, and ICTV's President and Chief Financial Officer, Richard Ransom, followed by a question and answer period.

The live conference call can be accessed by dialing (877) 407-9039 or (201) 689-8470. Participants should ask for the International Commercial Television Earnings Conference Call.  Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through November 27, 2013. To listen to the replay, dial (877) 870-5176 (domestic) or (858) 384-5517 (international), and enter conference ID # 13572742.  The call will be recorded and posted to the Company's corporate website (http://www.ictvonline.com) for those who are unable to attend the live call.

About International Commercial Television, Inc.

International Commercial Television, Inc. sells various health and beauty products through infomercials and other channels primarily in the United States. ICTV utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell products through infomercials, live home shopping television, specialty outlets and online shopping. It offers health and beauty products, including DermaWandTM a skin care  device that reduces the appearance of fine lines and wrinkles, and helps improves skin tone and texture; and DermaVitál®, a professional quality skin care range that effects superior hydration. International Commercial Television Inc. was founded in 1993 and headquartered in Wayne, Pennsylvania.

Non-GAAP Financial Information

Adjusted EBITDA is defined as income from continuing operations before depreciation, amortization, interest expense, interest income, and stock-based compensation.  Adjusted EBITDA is not intended to replace operating income, net income, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles.  Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company.  Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.

Forward-Looking Statements

The matters discussed in this press release may contain "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). The Company intends that the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by ICTV. Undue reliance should not be placed on forward-looking statements as they may involve risks and uncertainties. The actual results that ICTV achieves may differ materially from any forward-looking statements due to such risks and uncertainties.

-- Financial Statements follow --

INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS AS OF

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$752,743	$758,358
Cash held in escrow	150,021	150,008
Accounts receivable, net of allowance for returns and doubtful accounts of $334,157 and $623,061, respectively	1,139,332	1,154,855
Inventories, net	2,140,186	1,979,757
Prepaid expenses and other current assets	608,576	324,991
Total current assets	4,790,858	4,367,969

Furniture and equipment	81,507	71,258
Less accumulated depreciation	(65,644)	(56,949)
Furniture and equipment, net	15,863	14,309

Other assets	30,461	57,950

Total assets	$4,837,182	$4,440,228
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,514,687	$3,360,745
Convertible note payable	-	30,169
Severance payable	40,800	40,800
Deferred revenue	289,195	281,774
Income tax payable	-	48,600
Tax penalties payable	190,000	270,000
Total current liabilities	2,034,682	4,032,088

Severance payable – long-term	57,200	87,800
Deferred revenue – long-term	325,923	129,986
Convertible note payable to shareholder	453,723	590,723
Total long-term liabilities	836,846	808,509

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT):
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 21,743,587 and 20,772,756 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	11,533	10,562
Additional paid-in-capital	7,290,344	6,843,267
Accumulated deficit	(5,336,223)	(7,254,198)

Total shareholders’ equity (deficit)	1,965,654	(400,369)

Total liabilities and shareholders’ equity (deficit)	$4,837,182	$4,440,228

INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)		(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

NET SALES	$8,300,312	$6,289,601	$31,155,661	$12,781,410

COST OF SALES	2,146,270	1,905,767	8,597,106	4,350,680

GROSS PROFIT	6,154,042	4,383,834	22,558,555	8,430,730

OPERATING EXPENSES:
General and administrative	1,785,146	1,066,533	5,740,604	2,237,558
Selling and marketing	4,258,875	3,526,341	14,809,742	6,302,193
Total operating expenses	6,044,021	4,592,874	20,550,346	8,539,751

OPERATING INCOME (LOSS)	110,021	(209,040)	2,008,208	(109,021)

INTEREST EXPENSE, NET	(5,025)	(8,160)	(17,700)	(17,313)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX	104,996	(217,200)	1,990,508	(126,334)

PROVISION FOR INCOME TAXES	4,488	-	72,533	-

NET INCOME (LOSS)	$100,508	$(217,200)	$1,917,975	$(126,334)

NET INCOME (LOSS) PER SHARE
BASIC	$0.00	$(0.01)	$0.09	$(0.01)
DILUTED	$0.00	$(0.01)	$0.08	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	21,718,315	20,647,756	21,481,149	19,898,741
DILUTED	24,252,780	20,647,756	24,660,092	19,898,741

INTERNATIONAL COMMERCIAL TELEVISION INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(Unaudited)

	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,917,975	$(126,334)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities:
Depreciation	8,695	10,586
Bad debt expense	2,381,968	311,499
Share based compensation	379,339	674,834
Tax penalties payable	(80,000)	-
Change in assets and liabilities
Accounts receivable	(2,366,445)	(968,140)
Inventories	(160,429)	(323,590)
Prepaid expenses, other current assets and other assets	(210,804)	(167,820)
Accounts payable and accrued liabilities	(1,846,058)	978,538
Severance payable	(30,600)	(30,600)
Income tax payable	(121,381)	-
Accrued interest to shareholder	-	14,030
Deferred revenue	203,358	84,240
Net cash provided by operating activities	75,616	457,243

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(10,250)	(2,471)
Net cash used in investing activities	(10,250)	(2,471)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	388,500
Proceeds from exercise of options	96,200	-
Proceeds from note payable	-	40,000
Payments on convertible note payable	(30,169)	(86,113)
Payments on convertible note payable to shareholder	(137,000)	-
Advances from related parties	-	50,000
Payments to related parties	-	(77,581)
Net cash (used in) provided by financing activities	(70,969)	314,806

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,603)	769,578

CASH AND CASH EQUIVALENTS, beginning of the period	908,366	58,804

CASH AND CASH EQUIVALENTS, end of the period	$902,764	$828,382

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$145,530	$-
Fair value of warrants in connection with sale of common stock	$-	$273,831
Interest paid	$17,700	$3,432
Write off of fully depreciated assets	$-	$108,183

Contact Information

International Commercial Television

Rich Ransom

ransom@ictvonline.com

484-598-2313

Stephen Hart

Hayden IR

hart@haydenir.com

917-658-7878